Exhibit 99.1

February 15, 2023	Investor Contact:
Aaron Musgrave
Vice President, Investor Relations
856-955-4029
aaron.musgrave@amwater.com

Media Contact:
Maureen Duffy
Senior Vice President, Communications and External Affairs
856-955-4163
maureen.duffy@amwater.com
AMERICAN WATER’S 2022 STRONG RESULTS MEET EXPECTATIONS
AFFIRMS 2023 GUIDANCE AND LONG-TERM TARGETS

•2022 full-year earnings of $4.51 per share, compared to 2021 earnings of $6.95 per share, which reflected a gain of $2.70 per share on sale of Homeowner Services Group (HOS) in Dec. 2021
◦2022 weather-normalized earnings of $4.45 per share
◦Invested a record $2.6 billion in capital and added 70,000 customer connections through closed acquisitions in 2022
•2023 earnings per share guidance range of $4.72 to $4.82 affirmed
•Long-term EPS and dividend growth targets of 7-9% announced in Nov. 2022 affirmed

CAMDEN, N.J., February 15, 2023 - American Water Works Company, Inc. (NYSE: AWK) today reported earnings of $0.81 per share for the fourth quarter 2022 compared to $3.55 per share in 2021, and full year earnings in 2022 of $4.51 per share compared to $6.95 per share in 2021. Fourth quarter and full year 2021 results included a gain of $2.70 per share, which reflected the completion of the sale of HOS in December of 2021. Fourth quarter and full year 2021 results were $0.85 per share and $4.25 per share, respectively, before the gain on the sale of HOS.
“American Water successfully executed on our strategies in 2022, achieved on-plan earnings growth, and again delivered strong dividend growth to investors. Importantly, we achieved constructive outcomes in general rate cases in three of our largest jurisdictions - New Jersey, Pennsylvania, and Illinois,” said Susan Hardwick, president and CEO of American Water.
“We invested a record $2.6 billion across our business, led by infrastructure renewal, and completed 26 regulated acquisitions during the year. We are also proud that 2022 marked our best year of safety performance on record, and that we established additional GHG emissions reduction goals, including a net zero target by 2050,” added Hardwick. “We are excited about this positive momentum as we begin 2023.”
2023 EPS Guidance and Long-Term Financial Targets Affirmed
The Company affirms its 2023 earnings per share guidance range of $4.72 to $4.82. The Company also affirms its long-term financial targets for the 2023-2027 period announced in Nov. 2022, including its long-term EPS and dividend growth rate targets of 7-9%. The Company’s earnings forecasts are subject to numerous risks and uncertainties, including, without limitation, those described under “Cautionary Statement Concerning Forward-Looking Statements” below and under “Risk Factors” in its annual, quarterly, and current reports filed with the Securities and Exchange Commission (“SEC”). All statements related to earnings and earnings per share refer to diluted earnings and earnings per share.
Highlights
•Delivered EPS results of $4.51 slightly ahead of expectations, led by strong growth in the Regulated Businesses
•Successfully completed general rate cases in New Jersey, Pennsylvania, Illinois, West Virginia, and Hawaii

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◦Incorporated updated production costs in New Jersey and received authorization of a pension and OPEB deferral effective January 1, 2023
◦Incorporated updated production costs and pension and OPEB costs in Pennsylvania and Illinois
•Invested a record $2.3 billion for infrastructure improvements and replacements in 2022
•Closed on 26 acquisitions of various regulated water and wastewater systems in 2022, adding a record 70,000 customer connections, totaling $0.3 billion of investment
•Announced new medium-term and long-term GHG emissions reduction targets aligning with the Paris Agreement
•Published inclusion, diversity & equity (ID&E) metrics report with consolidated EEO-1 data and launched diversityataw.com
Consolidated Results
For the three and twelve months ended December 31, 2022, earnings per share were $0.81 and $4.51, respectively, compared to $3.55 and $6.95 per share in the same periods in 2021. The 2021 results included a net gain of $2.70 per share relating to the sale of HOS. Before the gain related to the sale of HOS in 2021, earnings per share increased $0.26 in 2022 as compared to 2021. This increase was primarily driven by continued growth in the Regulated Businesses from the return on infrastructure investments, acquisitions, and organic customer growth, offset somewhat by impacts from inflationary pressures on production costs and higher interest costs along with higher depreciation expenses from the growth of the business. Results for 2022 also reflect the favorable impact of weather, estimated at $0.06 per share, primarily due to hot and dry weather in the third quarter of 2022, as compared to a modest favorable impact from weather in 2021. Also, included in the results for 2022 are $0.24 per share from interest income earned on the seller note and income earned on revenue share agreements, which compares to HOS operating results for 2021 of $0.31 per share. Lastly, operating results for the Company’s New York subsidiary, which was sold on January 1, 2022, were $0.12 per share in 2021.
In 2022, the Company made capital investments of $2.6 billion, including $2.3 billion for infrastructure improvements and other capital investments in the Regulated Businesses and $0.3 billion for regulated acquisitions.
Regulated Businesses
In the fourth quarter of 2022, the Regulated Businesses’ net income was $173 million, compared to $166 million for the same period in 2021. For the full year 2022, the Regulated Businesses’ net income was $854 million, compared to $789 million in 2021. Net income attributable to the Company’s New York subsidiary was $4 million and $21 million for the three and twelve months ended December 31, 2021, respectively.
Operating revenues increased $61 million and $248 million for the three and twelve months ended December 31, 2022, respectively, as compared to 2021, when excluding revenues contributed by the Company’s New York subsidiary in 2021. The increases in operating revenues were primarily a result of authorized revenue increases resulting from completed general rate cases and infrastructure proceedings to recover incremental capital and acquisition investments.
Since January 1, 2022, the Company has been authorized additional annualized revenues of approximately $308 million from general rate cases, with $90 million effective in 2022 and $218 million effective in 2023. Further, approximately $108 million of additional annualized revenues from infrastructure surcharges have been authorized, with $83 million effective in 2022 and $25 million effective in 2023. The Company has general rate cases in progress in three jurisdictions and filed for two infrastructure surcharges, reflecting a total annualized revenue request of approximately $181 million.
Excluding impacts of the Company’s New York subsidiary in 2021, operation and maintenance (“O&M”) expenses were higher by $24 million and $68 million for the three and twelve months ended December 31, 2022, respectively, as compared to 2021, primarily due to increases in production costs from inflationary pressures. Also, depreciation expense was higher by $8 million and $32 million in these same periods due to the growing capital investment in infrastructure and acquisitions.
For the three and twelve months ended December 31, 2021, results included revenues of $30 million and $127 million, respectively, and operating expenses of $23 million and $94 million, respectively, for the Company’s New York subsidiary that was sold on January 1, 2022.
For the full year 2022, the Company’s adjusted regulated O&M efficiency ratio (a non-GAAP financial measure) was 33.7%, compared to 34.1% for 2021. The ratio reflects an increase in operating revenues for the Regulated Businesses, after considering the adjustment for the amortization of the excess accumulated deferred income taxes (“EADIT”) shown in the table below, as well as the continued focus on operating costs.

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Other
In the fourth quarter of 2022, the net loss in Other was $26 million, compared to net income of $479 million for the same period in 2021. For the year ended 2022, the net loss in Other was $34 million, compared to net income of $474 million for the same period in 2021. The primary driver for the change in both periods is the gain on the sale of HOS of $478 million in 2021, the loss of earnings from HOS operations as a result of the sale of the business in 2021, and incremental interest expense on long-term debt in 2022. The loss of HOS operating results has been partially offset in both periods of 2022 with interest income earned on the seller note from the sale and continuing income earned on revenue share agreements. As previously disclosed, results in 2022 also reflect $0.06 per share of favorable impact from post-close adjustments related to the sale of HOS and the Company’s New York subsidiary.
Dividends
On December 7, 2022, the Company’s Board of Directors declared a quarterly cash dividend payment of $0.6550 per share of common stock payable on March 1, 2023, to shareholders of record as of February 7, 2023.
2022 Fourth Quarter and Year-End Earnings Conference Call
The conference call to discuss fourth quarter and year-end 2022 earnings, and affirmation of 2023 earnings guidance, and long-term targets will take place on Thursday, February 16, 2023, at 9 a.m. Eastern Standard Time. Interested parties may listen to an audio webcast through a link on the Company’s Investor Relations website at ir.amwater.com. Presentation slides that will be used in conjunction with the earnings conference call will also be made available online in advance at ir.amwater.com. The Company recognizes its website as a key channel of distribution to reach public investors and as a means of disclosing material non-public information to comply with its obligations under SEC Regulation FD.
Following the earnings conference call, a replay of the audio webcast will be available for one year on American Water’s investor relations website at ir.amwater.com/events.
Non-GAAP Financial Measures
This press release includes a presentation of adjusted regulated O&M efficiency ratio, a “non-GAAP financial measure” under SEC rules, which excludes from its calculation estimated purchased water revenues and purchased water expenses, reductions for the amortization of EADIT, and the allocable portion of non-O&M support services costs, mainly depreciation and general taxes. These items were excluded from the O&M efficiency ratio calculation as they do not reflect management’s ability to increase the efficiency of the Regulated Businesses. This item is derived from American Water’s consolidated financial information but is not presented in its financial statements prepared in accordance with GAAP. This non-GAAP financial measure supplements and should be read in conjunction with the Company’s GAAP disclosures and should be considered as an addition to, and not a substitute for, any GAAP measure.
Management evaluates its operating performance using this ratio and believes that this non-GAAP financial measure is useful to the Company’s investors because it directly measures improvement in the operating performance and efficiency of the Company’s Regulated Businesses. The Company’s adjusted regulated O&M efficiency ratio (i) is not an accounting measure that is based on GAAP; (ii) is not based on a standard, objective industry definition or method of calculation; (iii) may not be comparable to other companies’ operating measures; and (iv) should not be used in place of the GAAP information provided elsewhere in this press release.
Set forth in this release is a table that calculates the Company’s adjusted regulated O&M efficiency ratio and reconciles each of the components used to calculate this ratio to the most directly comparable GAAP financial measure.
About American Water
With a history dating back to 1886, American Water is the largest and most geographically diverse U.S. publicly-traded water and wastewater utility company. The Company employs approximately 6,500 dedicated professionals who provide regulated and market-based drinking water, wastewater and other related services to over 14 million people in 24 states. More information can be found by visiting amwater.com and follow American Water on Twitter, Facebook and LinkedIn.
Throughout this press release, unless the context otherwise requires, references to the “Company” and “American Water” mean American Water Works Company, Inc. and all of its subsidiaries, taken together as a whole.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this press release including, without limitation, 2023 earnings guidance, the Company’s long-term financial, growth and dividend targets, future capital needs, the ability to achieve the Company’s strategies and goals, including

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with respect to its ESG focus, its greenhouse gas emissions reduction goals, and related to the Company’s receipt of contingent consideration from the sale of HOS, the repayment of the seller note and the redeployment of the net proceeds from the sale of HOS, the outcome of the Company’s pending acquisition activity, the amount and allocation of projected capital expenditures, and estimated revenues from rate cases and other government agency authorizations, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. In some cases, these forward-looking statements can be identified by words with prospective meanings such as “intend,” “plan,” “estimate,” “believe,” “anticipate,” “expect,” “predict,” “project,” “propose,” “assume,” “forecast,” “outlook,” “likely,” “uncertain,” “future,” “pending,” “goal,” “objective,” “potential,” “continue,” “seek to,” “may,” “can,” “will,” “should” and “could” and or the negative of such terms or other variations or similar expressions. These forward-looking statements are predictions based on American Water’s current expectations and assumptions regarding future events. They are not guarantees or assurances of any outcomes, financial results, levels of activity, performance or achievements, and readers are cautioned not to place undue reliance upon them. The forward-looking statements are subject to a number of estimates and assumptions, and known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in the forward-looking statements included in this press release as a result of the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent filings with the SEC, and because of factors such as: the decisions of governmental and regulatory bodies, including decisions to raise or lower customer rates; the timeliness and outcome of regulatory commissions’ and other authorities’ actions concerning rates, capital structure, authorized return on equity, capital investment, system acquisitions and dispositions, taxes, permitting, water supply and management, and other decisions; changes in customer demand for, and patterns of use of, water and energy, such as may result from conservation efforts, or otherwise; a loss of one or more large industrial or commercial customers due to adverse economic conditions, or other factors; limitations on the availability of the Company’s water supplies or sources of water, or restrictions on its use thereof, resulting from allocation rights, governmental or regulatory requirements and restrictions, drought, overuse or other factors; changes in laws, governmental regulations and policies, including with respect to the environment, health and safety, water quality and water quality accountability, contaminants of emerging concern, public utility and tax regulations and policies, and impacts resulting from U.S., state and local elections and changes in federal, state and local executive administrations; the Company’s ability to collect, distribute, use, secure and store consumer data in compliance with current or future governmental laws, regulation and policies with respect to data and consumer privacy, security and protection; weather conditions and events, climate variability patterns, and natural disasters, including drought or abnormally high rainfall, prolonged and abnormal ice or freezing conditions, strong winds, coastal and intercoastal flooding, pandemics (including COVID-19) and epidemics, earthquakes, landslides, hurricanes, tornadoes, wildfires, electrical storms, sinkholes and solar flares; the outcome of litigation and similar governmental and regulatory proceedings, investigations or actions; the risks associated with the Company’s aging infrastructure, and its ability to appropriately improve the resiliency of, or maintain and replace, current or future infrastructure and systems, including its technology and other assets, and manage the expansion of its businesses; exposure or infiltration of the Company’s technology and critical infrastructure systems, including the disclosure of sensitive, personal or confidential information contained therein, through physical or cyber attacks or other means; the Company’s ability to obtain permits and other approvals for projects and construction of various water and wastewater facilities; changes in the Company’s capital requirements; the Company’s ability to control operating expenses and to achieve operating efficiencies; the intentional or unintentional actions of a third party, including contamination of the Company’s water supplies or the water provided to its customers; the Company’s ability to obtain and have delivered adequate and cost-effective supplies of pipe, equipment (including personal protective equipment), chemicals, power and other fuel, water and other raw materials and to address or mitigate supply chain constraints impacting the Company’s business operations; the Company’s ability to successfully meet its operational growth projections, either individually or in the aggregate, and capitalize on growth opportunities, including, among other things, with respect to acquiring, closing and successfully integrating regulated operations, the Company’s Military Services Group entering into new contracts, price redeterminations and other agreements and contracts, and realizing anticipated benefits and synergies from new acquisitions; risks and uncertainties following the completion of the sale of HOS, including the Company’s ability to receive contingent consideration provided for in the HOS sale as well as amounts due, payable and owing to the Company under the seller note when due; risks and uncertainties associated with contracting with the U.S. government, including ongoing compliance with applicable government procurement and security regulations; cost overruns relating to improvements in or the expansion of the Company’s operations; the Company’s ability to successfully develop and implement new technologies and to protect related intellectual property; the Company’s ability to maintain safe work sites; the Company’s exposure to liabilities related to environmental laws and similar matters resulting from, among other things, water and wastewater service provided to customers; the ability of energy providers, state governments and other third parties to achieve or fulfill their greenhouse gas emission reduction goals, including without limitation through stated renewable portfolio standards and carbon transition plans; changes in general economic, political, business and financial market conditions; access to sufficient debt and/or equity capital on satisfactory terms and as needed to support operations and capital expenditures; fluctuations in inflation or interest rates and the Company’s ability to address or mitigate the impacts thereof; the ability to comply with affirmative or negative covenants in the current or future indebtedness of the Company or any of its subsidiaries, or the issuance of new or modified credit ratings or outlooks or other communications by credit rating agencies with respect to the Company or any of its subsidiaries (or any current or future indebtedness thereof), which could increase financing costs or funding requirements and affect the Company’s or its subsidiaries’ ability to issue, repay or redeem debt, pay dividends or make distributions; fluctuations in the value of, or assumptions and estimates related to, its benefit plan assets and liabilities, including with respect to its pension and other post-retirement benefit plans, that could increase expenses and plan funding requirements; changes in federal or state general,

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income and other tax laws, including (i) future significant tax legislation; and (ii) the availability of, or the Company’s compliance with, the terms of applicable tax credits and tax abatement programs; migration of customers into or out of the Company’s service territories and changes in water and energy consumption resulting therefrom; the use by municipalities of the power of eminent domain or other authority to condemn the systems of one or more of the Company’s utility subsidiaries, or the assertion by private landowners of similar rights against such utility subsidiaries; any difficulty or inability to obtain insurance for the Company, its inability to obtain insurance at acceptable rates and on acceptable terms and conditions, or its inability to obtain reimbursement under existing or future insurance programs and coverages for any losses sustained; the incurrence of impairment charges, changes in fair value and other adjustments related to the Company’s goodwill or the value of its other assets; labor actions, including work stoppages and strikes; the Company’s ability to retain and attract highly qualified and skilled employees and/or diverse talent; civil disturbances or unrest, or terrorist threats or acts, or public apprehension about future disturbances, unrest, or terrorist threats or acts; and the impact of new, and changes to existing, accounting standards.
These forward-looking statements are qualified by, and should be read together with, the risks and uncertainties set forth above and the risk factors included in American Water’s annual, quarterly and other SEC filings, and readers should refer to such risks, uncertainties and risk factors in evaluating such forward-looking statements. Any forward-looking statements American Water makes speak only as of the date of this press release. American Water does not have or undertake any obligation or intention to update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as otherwise required by the federal securities laws. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on the Company’s businesses, either viewed independently or together, or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. The foregoing factors should not be construed as exhaustive.
AWK-IR

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Statements of Operations
(In millions, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2022	2021	2022	2021
	(Unaudited)
Operating revenues	$931	$951	$3,792	$3,930
Operating expenses:
Operation and maintenance	433	491	1,589	1,777
Depreciation and amortization	164	160	649	636
General taxes	73	80	281	321
Total operating expenses, net	670	731	2,519	2,734
Operating income	261	220	1,273	1,196
Other income (expense):
Interest expense	(116)	(103)	(433)	(403)
Interest income	13	4	52	4
Non-operating benefit costs, net	19	19	77	78
Gain or (loss) on sale of businesses	19	747	19	747
Other, net	(18)	7	20	18
Total other income (expense)	(83)	674	(265)	444
Income before income taxes	178	894	1,008	1,640
Provision for income taxes	31	249	188	377
Net income attributable to common shareholders	$147	$645	$820	$1,263

Basic earnings per share: (a)
Net income attributable to common shareholders	$0.81	$3.56	$4.51	$6.96
Diluted earnings per share: (a)
Net income attributable to common shareholders	$0.81	$3.55	$4.51	$6.95
Weighted-average common shares outstanding:
Basic	182	182	182	182
Diluted	182	182	182	182
(a)Amounts may not calculate due to rounding.

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets
(In millions, except share and per share data)

	December 31, 2022	December 31, 2021
ASSETS
Property, plant and equipment	$29,736	$27,413
Accumulated depreciation	(6,513)	(6,329)
Property, plant and equipment, net	23,223	21,084
Current assets:
Cash and cash equivalents	85	116
Restricted funds	32	20
Accounts receivable, net of allowance for uncollectible accounts of $60 and $75, respectively	334	271
Income tax receivable	114	4
Unbilled revenues	275	248
Materials and supplies	98	57
Assets held for sale	—	683
Other	312	155
Total current assets	1,250	1,554
Regulatory and other long-term assets:
Regulatory assets	990	1,051
Seller promissory note from the sale of the Homeowner Services Group	720	720
Operating lease right-of-use assets	82	92
Goodwill	1,143	1,139
Postretirement benefit assets	—	193
Other	379	242
Total regulatory and other long-term assets	3,314	3,437
Total assets	$27,787	$26,075

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American Water Works Company, Inc. and Subsidiary Companies
Consolidated Balance Sheets
(In millions, except share and per share data)

	December 31, 2022	December 31, 2021
CAPITALIZATION AND LIABILITIES
Capitalization:
Common stock ($0.01 par value; 500,000,000 shares authorized; 187,200,539 and 186,880,413 shares issued, respectively)	$2	$2
Paid-in-capital	6,824	6,781
Retained earnings	1,267	925
Accumulated other comprehensive loss	(23)	(45)
Treasury stock, at cost (5,342,477 and 5,269,324 shares, respectively)	(377)	(365)
Total common shareholders' equity	7,693	7,298
Long-term debt	10,926	10,341
Redeemable preferred stock at redemption value	3	3
Total long-term debt	10,929	10,344
Total capitalization	18,622	17,642
Current liabilities:
Short-term debt	1,175	584
Current portion of long-term debt	281	57
Accounts payable	254	235
Accrued liabilities	706	701
Accrued taxes	49	176
Accrued interest	91	88
Liabilities related to assets held for sale	—	83
Other	255	217
Total current liabilities	2,811	2,141
Regulatory and other long-term liabilities:
Advances for construction	316	284
Deferred income taxes and investment tax credits	2,437	2,421
Regulatory liabilities	1,590	1,600
Operating lease liabilities	70	80
Accrued pension expense	235	285
Other	202	180
Total regulatory and other long-term liabilities	4,850	4,850
Contributions in aid of construction	1,504	1,442
Commitments and contingencies
Total capitalization and liabilities	$27,787	$26,075

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American Water Works Company, Inc. and Subsidiary Companies
Adjusted Regulated Operation and Maintenance Efficiency Ratio (A Non-GAAP, unaudited measure)

(Dollars in millions)	2022	2021	2020
Total operation and maintenance expenses	$1,589	$1,777	$1,622
Less:
Operation and maintenance expenses—Other	244	452	364
Total operation and maintenance expenses—Regulated Businesses	1,345	1,325	1,258
Less:
Regulated purchased water expenses	154	153	149
Allocation of non-operation and maintenance expenses	31	34	41
Adjusted operation and maintenance expenses—Regulated Businesses (i)	$1,160	$1,138	$1,068

Total operating revenues	$3,792	$3,930	$3,777
Less:
Operating revenues—Other	287	546	522
Total operating revenues—Regulated Businesses	3,505	3,384	3,255
Less:
Regulated purchased water revenues (a)	154	153	149
Revenue reductions from the amortization of EADIT	(89)	(104)	(7)
Adjusted operating revenues—Regulated Businesses (ii)	$3,440	$3,335	$3,113

Adjusted O&M efficiency ratio—Regulated Businesses (i) / (ii)	33.7%	34.1%	34.3%
(a)    The calculation assumes regulated purchased water revenues approximate regulated purchased water expenses.

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